UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

INTEGRATED CANNABIS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56291	90-1505708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6810 North State Road 7

Coconut Creek, Florida 33073

(Address of principal executive offices)(Zip Code)

(954) 906-0098

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

October 24, 2022 Acquisition Agreement

On October 24, 2022, Integrated Holdings Solutions, Inc. (“IHS’ or “Buyer’), our wholly owned subsidiary, as the Buyer, completed an Asset Purchase Agreement (the “Agreement”) with MTO Wear, LLC (the “Seller” or “MTO Wear”), a Florida Limited Liability Company to purchase and acquire from the Seller, only the accounts of the Seller, which consist of names, addresses, phone numbers, and email addresses of previous buyers, which Agreement is filed herein as Exhibit 10.1 in return for consideration by the Buyer of $240,000 in the form of a promissory note attached hereto as Exhibit 10.2 obligating the Buyer to pay the Seller $240,000 for the Purchased Assets at 8% with monthly payments of $10,000 beginning on January 15, 2023, and a balloon payment of the balance on July 15, 2023.

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ITEM 9.01 FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.	Description

10.1	October 24, 2022 Asset Purchase Agreement with MTO Wear, LLC
10.2	Promissory Note dated October 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this Form 8-K, to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coconut Creek on October 25, 2022.

By:	/s/ Matthew Dwyer
Matthew Dwyer Chief Executive Officer/Chief Financial Officer
(Principal Executive Officer/Principal Financial Officer

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